UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

June 3, 2026

LIPOCINE INC.

(Exact name of registrant as specified in its charter)

Commission File No. 001-36357

Delaware	99-0370688
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification Number)

675 Arapeen Drive, Suite 202

Salt Lake City, Utah 84108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (801) 994-7383

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LPCN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

As noted below, on June 3, 2026, the shareholders of Lipocine Inc. (the “Company”) approved the Sixth Amended and Restated 2014 Stock and Incentive Plan (the “2014 Plan”). The 2014 Plan was adopted by the Company’s Board of Directors on April 15, 2014, and approved by stockholders on June 10, 2014. The Plan has since been amended and restated from time to time. The Sixth Amendment was adopted by the Company’s Board of Directors on April 10, 2026. With shareholder approval obtained, the 2014 Plan is amended to (I) increase the individual award limits thereunder from 25,000 to 100,000 and (II) increase the authorized number of common stock awards granted under the Plan by 400,000 shares. Subject to adjustment in certain circumstances, the 2014 Plan now authorizes up to 1,000,000 shares of common stock for issuance.

Any employees, officers, consultants, advisors, independent contractors, or non-employee directors of the Company or any of its subsidiaries or affiliates are eligible to receive an award under the 2014 Plan. Generally, grants may be made in any of the following forms:

● Stock Options

● Stock Appreciation Rights

● Restricted Stock and Restricted Stock Units

● Other Stock-Based Awards

A more complete summary of the 2014 Plan appears as Exhibit 10.2 of the Company’s Proxy Statement as filed with the SEC on April 21, 2026, and is incorporated by reference herein. The foregoing description and the summary contained in the Company’s Proxy Statement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sixth Amended and Restated 2014 Stock and Incentive Plan which is attached as Exhibit 10.1 to this current report on Form 8-K and incorporated by refence herein.

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 3, 2026, the Company held its annual general meeting of shareholders, at which time the proposals described below were voted upon.

(1)	Election of Directors. The Company’s shareholders elected for a one-year term four persons nominated for election as directors. The following table sets forth the vote of the shareholders at the meeting with respect to the election of directors:

Nominee	For	Withheld	Broker Non-Vote
Dr. Mahesh V. Patel	1,612,440	248,800	2,916,331
John W. Higuchi	1,664,789	196,451	2,916,331
Dr. Jill M. Jene	1,627,721	233,519	2,916,331
Dr. Richard Dana Ono	1,660,659	200,581	2,916,331

There were no abstentions with respect to the election of directors.

(2)	Ratification of Appointment of Independent Registered Public Accounting Firm. The Company’s shareholders voted upon and ratified the appointment of Tanner LLC as the Company’s independent registered public accountants for the fiscal year ending December 31, 2026. The following table sets forth the vote of the shareholders at the meeting with respect to the appointment of Tanner LLC:

For	Against	Abstain
4,538,146	178,276	61,149

There were no broker non-votes in the ratification of appointment of Tanner LLC as the Company’s independent registered public accountants for the fiscal year ending December 31, 2026.

(3)	Advisory Vote on Executive Compensation. The Company’s shareholders voted upon and adopted a non-binding resolution approving the compensation of the Company’s named executive officers. The following table sets forth the vote of the shareholders at the meeting with respect to the adoption of this resolution on named executive officer compensation:

For	Against	Abstain	Broker Non-Vote
1,626,360	208,110	26,770	2,916,331

(4)	Amendment to the Fifth Amended and Restated 2014 Stock and Incentive Plan to (I) increase the annual individual award limits thereunder from 25,000 to 100,000 and (II) increase the authorized number of shares of common stock awards granted under such plan from 600,000 shares to 1,000,000 shares. The Company’s shareholders voted upon and approved the amendment to the Amended and Restated Certificate of Incorporation. The following table sets forth the vote of the shareholders at the meeting with respect to the amendment to the Fifth Amended and Restated 2014 Stock and Incentive Plan:

For	Against	Abstain	Broker Non-Vote
1,520,190	313,830	27,220	2,916,331

(5)	Adjournment of the Annual Meeting, if necessary, to continue to solicit votes in favor of the foregoing proposals. The following table sets forth the vote of the shareholders at the meeting with respect to the adjournment of the Annual Meeting, if necessary:

For	Against	Abstain
4,117,918	606,404	53,249

There were no broker non-votes with respect to the adjournment of the Annual Meeting to continue to solicit votes in favor of the foregoing proposals.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

10.1	Sixth Amended and Restated 2014 Stock and Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIPOCINE INC.

Date:	June 4, 2026	By:	/s/ Mahesh V. Patel
Mahesh V. Patel
President and Chief Executive Officer